UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 15, 2006
Capella Education Company
(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (888) 227-3552
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers.
     On November 16, 2006, Capella Education Company (“Capella”) received Tony J. Christianson’s written resignation from the Board of Directors of Capella. Mr. Christianson’s resignation was in accordance with his intention to resign upon the consummation of Capella’s initial public offering of common stock (the “IPO”) disclosed in Capella’s recent Registration Statement on Form S-1 relating to its IPO, and did not involve any disagreement on any matter relating to Capella’s operations, policies or practices.
Item 5.03.     Amendment to Articles of Incorporation or Bylaws.
     On November 15, 2006, upon completion of Capella’s IPO and the simultaneous conversion of all of its outstanding preferred stock into common stock, Capella filed amended and restated articles of incorporation (the “Revised Articles”), which amended and restated Capella’s prior articles of incorporation in their entirety. Among the changes effected by the Revised Articles are: (i) all provisions relating to Capella’s Class A, Class B, Class D, Class E and Class G preferred stock have been eliminated and (ii) Capella’s authorized capital stock now consists of 100,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of undesignated capital stock. The Board of Directors has the power to issue any or all of the shares of undesignated capital stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking shareholder approval.
Item 9.01.     Financial Statements and Exhibits.
          The following Exhibits are being filed herewith:
          3.1     Amended and Restated Articles of Incorporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY
Date: November 20, 2006	By /s/ Gregory W. Thom
Gregory W. Thom
Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

3.1	Amended and Restated Articles of Incorporation.	Filed Electronically